Exhibit 99.1

NEWS RELEASE	#20-02

CARBO Ceramics Announces Agreement with Wilks Brothers to Acquire Business and Strengthen Financial Position

Parties Initiate Consensual, Voluntary Chapter 11 Process to Facilitate Ownership Change and Recapitalization, with Financing Commitment

HOUSTON, March 29, 2020 /PRNewswire/ -- CARBO Ceramics Inc. (“CARBO” or “the Company”) today announced that it has reached an agreement with Wilks Brothers, LLC and Equify Financial, LLC (together, the “Wilks Brothers”) under which the Wilks Brothers will acquire the Company through a debt-for-equity exchange pursuant to a plan of reorganization in a Chapter 11 bankruptcy case. To facilitate the agreement and effectuate the transaction, the Company initiated a voluntary Chapter 11 process in the U.S. Bankruptcy Court for the Southern District of Texas, Houston Division. CARBO expects to continue to operate in the ordinary course throughout the Chapter 11 process.

“Like many companies with a significant concentration in the oil and gas industry, we have felt the impact of the challenging business environment and, in response, have worked diligently to strengthen our overall financial foundation,” said Gary Kolstad, Chairman and Chief Executive Officer. “While CARBO has undoubtedly made progress in our transformation strategy, we ultimately expect these headwinds to persist. Accordingly, we are pleased to reach an agreement with the Wilks Brothers; we are excited by their belief in the promise of CARBO’s business and their commitment to our future. We are confident that, under their ownership and investment, we will be better positioned to maximize value, realize the potential of CARBO and serve our customers as we move forward.”

The Wilks Brothers have committed to providing $15 million in debtor-in-possession (“DIP”) financing and consented to the use of its cash collateral to bolster CARBO’s financial position and finance its operations through the process. This financing, combined with CARBO’s usual operating cash flows, will allow CARBO to continue to operate in the ordinary course through the restructuring process.

“We have long believed in the underlying strength of CARBO’s business, as exemplified by our multi-year relationship with the Company,” said Matt Wilks for Wilks Brothers, LLC. “This transaction will allow us to invest in the future of CARBO as we pursue opportunities to unlock value and support growth.”

Consummation of the plan and the restructuring is subject to the approval of the bankruptcy court. Additional information about CARBO’s Chapter 11 cases can be found at http://dm.epiq11.com/Carbo or by calling (866) 977-0978 in the U.S. or +1 (503) 520-4410 internationally.

CARBO is advised in this matter by Vinson & Elkins L.L.P., Perella Weinberg Partners L.P. (together with its corporate advisory affiliates including Tudor Pickering Holt & Co.), and FTI Consulting, Inc.

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About CARBO

CARBO® is a global technology company that provides products and services to several markets, including oil and gas, industrial, agricultural, and environmental markets to enhance value for its clients.

CARBO Oilfield Technologies - is a leading provider of market-leading technologies to create engineered production enhancements solutions that help E&P operators to design, build and optimize the frac - increasing well production and estimated ultimate recovery, and lower finding and development cost per barrel of oil equivalent.

CARBO Ceramics Inc.

Energy Center II, 575 N. Dairy Ashford, Suite 300, Houston, Texas 77079  |  +1 281 921 6400  |   carboceramics.com

CARBO Press Release

March 29, 2020

CARBO Industrial Technologies - is a leading provider of high-performance ceramic media and industrial technologies engineered to increase process efficiency, improve end-product quality and reduce operating cost. CARBO has world class manufacturing expertise. We bring new products to market faster to meet client demands.

CARBO Environmental Technologies - is a leading provider of spill prevention and containment solutions that provide the highest level of protection for clients' assets and the environment in oil and gas and industrial applications. Our range of innovative products feature a proprietary polyurea coating technology that creates a seamless, impermeable, maintenance-free layer of protection.

For more information, please visit www.carboceramics.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not statements of historical facts and often contain words such as “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “estimate,” “seek,” “could,” “should,” “intend,” “potential,” or words of similar meaning. Forward-looking statements are based on management’s current expectations, beliefs, assumptions and estimates regarding the Company, industry, economic conditions, government regulations and energy policies and other factors. Forward-looking statements may include, for example, statements regarding the Chapter 11 cases, the DIP facility, the Company’s ability to complete the restructuring and its ability to continue operating in the ordinary course while the Chapter 11 cases are pending. These statements are subject to significant risks, uncertainties, and assumptions that are difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements, including risks and uncertainties regarding the Company’s ability to successfully complete a reorganization process under Chapter 11, including consummation of the restructuring; potential adverse effects of the Chapter 11 cases on the Company’s liquidity and results of operations; the Company’s ability to obtain timely approval by the bankruptcy court with respect to the motions filed in the Chapter 11 cases; objections to the Company’s restructuring process, the DIP facility, or other pleadings filed that could protract the Chapter 11 cases; employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties, including the Company’s ability to provide adequate compensation and benefits during the Chapter 11 cases; the Company’s ability to comply with the restrictions imposed by the terms and conditions of the DIP facility and other financing arrangements; the Company’s ability to maintain relationships with suppliers, customers, employees and other third parties and regulatory authorities as a result of the Chapter 11 filing; the effects of the Chapter 11 cases on the Company and on the interests of various constituents, including holders of the Company’s common stock; the bankruptcy court’s rulings in the Chapter 11 cases, including the approvals of the terms and conditions of the restructuring and the DIP facility, and the outcome of the Chapter 11 cases generally; the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 cases; risks associated with third party motions in the Chapter 11 cases, which may interfere with the Company’s ability to consummate the restructuring or an alternative restructuring; increased administrative and legal costs related to the Chapter 11 process; potential delays in the Chapter 11 process due to the effects of the COVID-19 virus; and other litigation and inherent risks involved in a bankruptcy process. Forward-looking statements are also subject to the risk factors and cautionary language described from time to time in the reports and registration statements the Company files with the Securities and Exchange Commission, including those in the Company’s most recent and forthcoming Annual Report on Form 10-K and any updates thereto in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Additional factors, events, or uncertainties that may emerge from time to time, or those that the Company currently deems to be immaterial, could cause the Company’s actual results to differ, and it is not possible for the Company to predict all of them. The Company makes forward-looking statements based on currently available information, and the Company assumes no obligation to, and expressly disclaim any obligation to, update or revise publicly any forward-looking statements made in this news release, whether as a result of new information, future events or otherwise, except as required by law.

CARBO Press Release

March 29, 2020

Media Contact:

Rachel Chesley

FTI Consulting

212-850-5681

rachel.chesley@fticonsulting.com

Investor Relations Contact:

Mark Thomas

Director of Investor Relations

281-921-6400

Mark.Thomas@carboceramics.com